EXHIBIT 3.26

SECOND AMENDED & RESTATED

BYLAWS

OF

PNK (BOSSIER CITY), INC.

ARTICLE I – OFFICES

The registered office of the Corporation shall be located at 320 Somerulos Street, Baton Rouge, Louisiana 70802 or in such other office within the State of Louisiana as the Board of Directors designates. The Corporation may also have offices, including its principal office, at such other places within or without the State of Louisiana as the Board of Directors designates.

ARTICLE II – SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS.

Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Louisiana as the Board of Directors shall authorize.

SECTION 2. ANNUAL MEETING.

The annual meeting of the shareholders shall be held for the election of directors and for the transaction of other business as may properly come before the meeting at such other date and time as may be fixed by the Board of Directors, when the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

SECTION 3. SPECIAL MEETING.

Special meetings of the shareholders may be called by the Board of Directors or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose of purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

SECTION 4. FIXING RECORD DATE.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

SECTION 5. NOTICE OF MEETING OF SHAREHOLDERS.

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the time, place, and date of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If action is proposed to be taken that might entitle the shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary a written request that notices are to be mailed to him at some other address, then directed to him at such other address.

SECTION 6. WAIVERS.

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 7. QUORUM OF SHAREHOLDERS.

Unless the Articles of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. The shareholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8. PROXIES.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

SECTION 9. QUALIFICATION OF VOTERS.

Every shareholder of record shall be entitled at the meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the Articles of Incorporation.

SECTION 10. VOTE OF SHAREHOLDERS.

Except as otherwise required under Louisiana statutes or by the Articles of Incorporation:

(a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election; and

(b) all other corporate actions shall be authorized by a majority of votes cast.

SECTION 11. WRITTEN CONSENT OF SHAREHOLDERS.

Any action required or permitted to be taken at a meeting of shareholders by the Louisiana Statutes, the Articles of Incorporation, or otherwise provided in these Bylaws may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

ARTICLE III – DIRECTORS

SECTION 1. BOARD OF DIRECTORS.

Subject to any provision in the Articles of Incorporation, the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen years of age and need not be shareholders.

SECTION 2. NUMBER OF DIRECTORS.

The number of directors shall be not less than one (1) nor more than nine (9). The number of directors shall be fixed by the Board of Directors from time to time.

SECTION 3. ELECTION AND TERM OF DIRECTORS.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

SECTION 5. REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the shareholders.

SECTION 6. RESIGNATION.

A director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 7. QUORUM OF DIRECTORS.

Unless otherwise provided in the Articles of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

SECTION 8. ACTION OF THE BOARD OF DIRECTORS.

(a) Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

(b) Whenever any action is required or permitted to be taken by the Board of Directors or any committee thereof, such action may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee. Meetings may also be held by conference telephone.

SECTION 9. PLACE AND TIME OF BOARD MEETINGS; NOTICE; ADJOURNMENT.

(a) The Board of Directors may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Louisiana, as it may, from time to time, determine. The Board of Directors, or any committee of the Board of Directors, may hold a meeting by means of conference telephone, facsimile, or similar communications equipment provided that all persons participating in the meeting can communicate with each other;

(b) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders;

(c) Regular meetings of the Board of Directors may be held without notice at such time and place as it from time to time shall determine;

(d) Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the President upon three days’ notice to each director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him; and

(e) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

SECTION 10. CHAIRMAN.

At all meetings of the Board of Directors, the Chairman or, in his absence, the President or, in his absence, Vice President or, in his absence, a chairman chosen by the Board of Directors shall preside. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 11. EXECUTION AND OTHER COMMITTEES.

The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 12. COMPENSATION.

Directors shall be compensated for their services and reimbursed for their expenses as employees, officers, directors, and members of Board of Directors or of committees. The Board of Directors shall periodically determine a reasonable basis for compensation, and a majority of the Board of Directors must adopt any resolution determining compensation. The Board of Directors may, if it deems it appropriate, provide for reduced or no additional compensation for members of the Board of Directors who are compensated employees of the Corporation. In addition, directors by resolution of the Board of Directors may authorize a fixed sum and expenses for actual attendance at each regular and special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV – OFFICERS

SECTION 1. OFFICES, ELECTION, TERM.

(a) The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided;

(b) All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the annual meeting of shareholders; and

(c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

SECTION 2. REMOVAL, RESIGNATION, SALARY.

(a) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause at any time, without prejudice, however, to the contract rights of the person so removed.

(b) In the event of the death, resignation, or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the unexpired term.

(c) Any two or more offices may be held by the same person, except the offices of President and Secretary.

(d) The salaries of all officers shall be fixed by the Board of Directors.

(e) The directors may require any officer to give security for the faithful performance of his duties.

SECTION 3. CHAIRMAN OF THE BOARD.

The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Board of Directors may designate the Chairman as the chief executive officer of the Corporation.

SECTION 4. PRESIDENT.

The President shall be the chief operating officer of the Corporation and shall have the management of the operations of the Corporation. If there be no Chairman of the Board of Directors, the President shall perform the duties of the Chairman of the Board of Directors.

SECTION 5. VICE PRESIDENTS.

During the absence or disability of the President, the Vice President or, if there are more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board of Directors shall prescribe.

SECTION 6. SECRETARY.

The Secretary shall:

(a)	attend all meetings of the Board of Directors and of the shareholders;

(b)	record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)	give or cause to be given notice of all meetings of shareholders and of special meetings of the Board of Directors;

(d)	keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors;

(e)	when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of the shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)	keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)	perform such other duties as may be prescribed by the Board of Directors.

SECTION 7. ASSISTANT SECRETARIES.

During the absence or disability of the Secretary, the Assistant Secretary or, if there are more than one, the one so designated by the Secretary or the Board of Directors, shall have all the powers and functions of the Secretary.

SECTION 8. TREASURER.

The Treasurer shall:

(a)	have the custody of the corporate funds and securities;

(b)	keep full and accurate accounts of the receipts and disbursements in the corporate books;

(c)	deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

(d)	disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;

(e)	render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;

(f)	render a full financial report at the annual meeting of the shareholders if so requested;

(g)	be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and

(h)	perform such other duties as are given to him by these bylaws or as from time to time are assigned to him by the Board of Directors or the President.

SECTION 9. ASSISTANT TREASURER.

During the absence or disability of the Treasurer, the Assistant Treasurer or, if there are more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

SECTION 10. SURETIES AND BONDS.

In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his hands.

ARTICLE V – CERTIFICATES OF SHARES

SECTION 1. CERTIFICATES.

The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice President and the Treasurer or the Secretary, and shall bear the corporate seal.

SECTION 2. LOST OR DESTROYED CERTIFICATES.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. TRANSFER OF SHARES.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

(b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Louisiana.

SECTION 4. CLOSING TRANSFER BOOKS.

The Board of Directors shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (i) any shareholders’ meeting, or (ii) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (A) receiving notice of or voting at such meeting, or (B) allowing them to take appropriate action, or (C) entitling them to receive any dividend or other form of distribution.

ARTICLE VI – DIVIDENDS

Subject to the provisions of the Articles of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board of Directors may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time, in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII – CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization, and the words “Corporate Seal, Louisiana.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or upon any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII – EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed, or countersigned, executed, verified, or acknowledged by such officer or officers or other person or persons as the Board of Directors from time to time may designate.

ARTICLE IX - FISCAL YEAR

The fiscal year shall begin on the first day of January in each year or at such other time as may be designated by the Board of Directors.

ARTICLE X – REFERENCES TO ARTICLES OF INCORPORATION

Reference to the Articles of Incorporation in these bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI – BYLAW AMENDMENTS

(a) Except as otherwise provided in the Articles of Incorporation, the bylaws may be amended, repealed, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also by amended, repealed, or adopted by the Board of Directors; but any by-law adopted by the Board of Directors may be amended by the shareholders entitled to vote thereon as hereinabove provided.

(b) If any bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended, or repealed, together with a concise statement of the changes made.

ARTICLE XII – INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, agent or trustee in any other capacity while serving as a director, officer, employee, agent or trustee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Louisiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article XII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES.

In addition to the right to indemnification conferred in Section 1 of this Article XII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Louisiana Business Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT.

If a claim under Section 1 or 2 of this Article XII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Louisiana Business Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Louisiana Business Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise shall be on the Corporation.

SECTION 4. NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation or Bylaws, any agreement, or by vote of the Corporation’s shareholders or disinterested directors or otherwise.

SECTION 5. INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Louisiana Business Corporation Law.

SECTION 6. INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR DIRECTORS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any person (other than a person who is entitled to indemnification under Section 1 of this Article XII) who was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article XII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. NATURE OF RIGHTS.

The rights conferred upon indemnitees in this Article XII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article XII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.